LITHIA & DRIVEWAY (LAD) INCREASES REVENUE 70%, EPS 47%, AND ADJUSTED EPS 63%, RECORD THIRD QUARTER PERFORMANCE
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ANNOUNCES DIVIDEND OF $0.35 PER SHARE FOR THIRD QUARTER

Medford, Oregon, October 20, 2021 - Lithia & Driveway (NYSE: LAD) today reported the highest third quarter revenue and earnings per share in company history.

Third quarter 2021 revenue increased 70% to $6.2 billion from $3.6 billion in the third quarter of 2020.

Third quarter 2021 net income attributable to LAD per diluted share was $10.11, a 47% increase from $6.86 per diluted share reported in the third quarter of 2020. Adjusted third quarter 2021 net income attributable to LAD per diluted share was $11.21, a 63% increase compared to $6.89 per diluted share in the same period of 2020.

Third quarter 2021 net income was $309 million, a 95% increase compared to net income of $159 million in the same period of 2020. Adjusted third quarter 2021 net income was $342 million, a 115% increase compared to adjusted net income of $160 million for the same period of 2020.

As shown in the attached non-GAAP reconciliation tables, the 2021 third quarter adjusted results exclude a $1.10 per diluted share net non-core charges related to a non-cash unrealized investment loss, the redemption of senior notes, acquisition expenses, an asset impairment, and insurance reserves. The 2020 third quarter adjusted results exclude a $0.03 per diluted share net non-core charge related to insurance reserves and acquisition expenses.

Third Quarter-over-Quarter Comparisons and Operating Highlights:
•Revenues increased 70.4%
•New vehicle retail revenues increased 53.9%
•Used vehicle retail revenues increased 90.2%
•36,600 unit sales generated from Lithia e-commerce platforms, 25% of total retail unit sales (excluding Driveway)
•Achieved milestone of 1,000 Driveway Shop units
•F&I per unit increased 25.8% to $2,074
•Service, body, and parts revenues increased 60.9%
•Total vehicle gross profit per unit increased 32.7% to $6,175
•Adjusted SG&A as a percentage of gross profit improved by 380 basis points from 59.6% to 55.8%

"Our third quarter results demonstrate the dynamism of LAD's model," said Bryan DeBoer, Lithia & Driveway's President and CEO. "We excelled at procuring used vehicles during the challenging environment, enabling us to offer consumers the most diverse inventory available, driving same store volume increases while continuing to increase margins. In addition, Driveway and our store e-commerce offerings are positioned to gain incremental market share as consumers seek out a more transparent and frictionless buying experience."

For the first nine months of 2021 revenues increased 80% to $16.5 billion, compared to $9.2 billion in 2020.

Net income attributable to LAD for the first nine months of 2021 was $26.91 per diluted share, compared to $12.18 per diluted share in 2020, an increase of 121%. Adjusted net income attributable to LAD per diluted share for the first nine months of 2021 increased 127% to $28.52 from $12.59 in the same period of 2020.

Corporate Development
During the quarter, we completed several acquisitions expected to contribute $1.7 billion in annualized revenue, including partnering with Pfaff Automotive to enter Canada, our first international acquisition, and expanding our United States footprint into new markets.

"Year-to-date we have acquired $6.2 billion in annualized revenue and are pacing ahead of schedule toward our goal of achieving $50 billion in revenue and $50 of earnings per share by 2025," said DeBoer. "The pipeline is robust and we continue to identify accretive deals that strategically expand our network while meeting our disciplined return thresholds."

Balance Sheet Update
We ended the third quarter with approximately $1.7 billion in cash and availability on our revolving lines of credit. In addition, our unfinanced real estate could provide additional liquidity of approximately $729 million.

Dividend Payment
Our Board of Directors approved a dividend of $0.35 per share related to third quarter 2021 financial results. We expect to pay the dividend on November 19, 2021 to shareholders of record on November 12, 2021.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter 2021 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter 2021 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia & Driveway (LAD)
LAD is a growth company powered by people and innovation with a plan to profitably consolidate the largest retail sector in North America. As the leading provider of personal transportation solutions in North America, LAD is among the fastest-growing companies in the Fortune 500 and is currently ranked #231 (#2 on 10-Year EPS Growth, #3 on 10-Year TSR and #12 on 10-year Revenue growth in 2021). By providing a wide array of products and services for the entire vehicle ownership lifecycle through various consumer channels, LAD builds magnetic brand loyalty. Operational excellence is achieved by focusing the business on convenient and transparent consumer experiences supported by proprietary data science to improve market share, consumer loyalty and profitability. LAD's omni-channel strategy will continue to pragmatically disrupt the industry by leveraging experienced teams, vast owned inventories, technology, and physical network. LAD continues to lead the industry's consolidation, and this combined with Driveway's e-commerce in-home experiences, further accelerates the massive regenerating capital engine. Together, these endeavors create a unique and compelling high-growth strategy that provides transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.driveway.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car sales levels;
•Anticipated impacts of the continued COVID-19 pandemic on the national and local economies in which we operate, our business operations and consumer demand;
•Continuation of our sales and services, including in-store appointments and home deliveries;
•Expected growth from our e-commerce home solutions and digital strategies;
•Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;
•Anticipated integration, success and growth of acquired stores;
•Anticipated ability to capture additional market share;
•Anticipated ability to find accretive acquisitions;
•Expected revenues from acquired stores;
•Anticipated synergies, ability to monetize our investment in digital innovation;
•Anticipated additions of dealership locations to our portfolio in the future;
•Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;
•Anticipated use of proceeds from our financings;
•Anticipated allocations, uses and levels of capital expenditures in the future;
•Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements;
•Statements regarding furloughed employees and cost reductions;
•Expectations regarding programs and initiatives for employee recruitment, training, and retention; and
•Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;
•Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;
•Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);
•The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;
•Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and
•Government regulations and legislation, and other risks set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and in "Part II, Item 1A. Risk Factors" of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Revenues:
New vehicle retail	$2,898.2	$1,883.3	53.9%	$8,237.7	$4,624.6	78.1%
Used vehicle retail	2,079.5	1,093.2	90.2	5,236.6	2,889.7	81.2
Used vehicle wholesale	260.9	98.8	164.1	613.5	216.8	183.0
Finance and insurance	297.0	160.5	85.0	765.0	407.2	87.9
Service, body and parts	578.3	359.5	60.9	1,503.4	964.9	55.8
Fleet and other	55.9	24.9	124.5	166.0	79.3	109.3
Total revenues	6,169.8	3,620.2	70.4%	16,522.2	9,182.5	79.9%
Cost of sales:
New vehicle retail	2,548.9	1,743.2	46.2	7,418.0	4,314.2	71.9
Used vehicle retail	1,846.9	948.4	94.7	4,635.2	2,556.8	81.3
Used vehicle wholesale	255.2	91.2	179.8	586.8	206.5	184.2
Service, body and parts	275.8	163.6	68.6	704.3	456.5	54.3
Fleet and other	53.9	22.2	142.8	162.7	71.6	127.2
Total cost of sales	4,980.7	2,968.6	67.8	13,507.0	7,605.6	77.6
Gross profit	1,189.1	651.6	82.5%	3,015.2	1,576.9	91.2%
Asset impairments	1.9	—	NM	1.9	7.9	NM
SG&A expense	673.3	389.1	73.0	1,757.6	1,039.6	69.1
Depreciation and amortization	34.4	22.9	50.2	91.5	67.3	36.0
Income from operations	479.5	239.6	100.1%	1,164.2	462.1	151.9%
Floor plan interest expense	(3.6)	(6.1)	(41.0)	(16.9)	(28.3)	(40.3)
Other interest expense	(28.0)	(16.6)	68.7	(79.6)	(50.4)	57.9
Other income, net	(25.7)	2.2	NM	(14.6)	8.2	NM
Income before income taxes	422.2	219.1	92.7%	1,053.0	391.6	168.9%
Income tax expense	(113.2)	(60.3)	87.7	(282.9)	(108.9)	159.8
Income tax rate	26.8%	27.5%		26.9%	27.8%
Net income	$309.0	$158.8	94.6%	$770.1	$282.7	172.4%
Net income attributable to non-controlling interests	(1.1)	—	NM	(1.1)	—	NM
Net income attributable to LAD	$307.9	$158.8	93.9%	$769.0	$282.7	172.0%

Diluted earnings per share attributable to LAD:
Net income per share	$10.11	$6.86	47.4%	$26.91	$12.18	120.9%

Diluted shares outstanding	30.5	23.1	32.0%	28.6	23.2	23.3%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2021	2020	(Decrease)		2021	2020	(Decrease)
Gross margin
New vehicle retail	12.1%	7.4%	470	bps	10.0%	6.7%	330	bps
Used vehicle retail	11.2	13.2	(200)		11.5	11.5	—
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	52.3	54.5	(220)		53.2	52.7	50
Gross profit margin	19.3	18.0	130		18.2	17.2	100

Unit sales
New vehicle retail	66,894	47,923	39.6%		195,934	118,699	65.1%
Used vehicle retail	76,362	49,363	54.7		205,643	135,499	51.8
Total retail units sold	143,256	97,286	47.3		401,577	254,198	58.0

Average selling price
New vehicle retail	$43,325	$39,298	10.2%		$42,043	$38,960	7.9%
Used vehicle retail	27,233	22,145	23.0		25,464	21,326	19.4

Average gross profit per unit
New vehicle retail	$5,221	$2,922	78.7%		$4,184	$2,615	60.0%
Used vehicle retail	3,046	2,932	3.9		2,924	2,457	19.0
Finance and insurance	2,074	1,649	25.8		1,905	1,602	18.9
Total vehicle(1)	6,175	4,655	32.7		5,510	4,173	32.0

Revenue mix
New vehicle retail	47.0%	52.0%			49.9%	50.4%
Used vehicle retail	33.7	30.2			31.7	31.5
Used vehicle wholesale	4.2	2.7			3.7	2.4
Finance and insurance, net	4.8	4.4			4.6	4.4
Service, body and parts	9.4	9.9			9.1	10.5
Fleet and other	0.9	0.8			1.0	0.8

Gross Profit Mix
New vehicle retail	29.4%	21.5%			27.2%	19.7%
Used vehicle retail	19.6	22.2			19.9	21.1
Used vehicle wholesale	0.5	1.2			0.9	0.7
Finance and insurance, net	25.0	24.6			25.4	25.8
Service, body and parts	25.3	30.1			26.5	32.2
Fleet and other	0.2	0.4			0.1	0.5

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2021	2020	2021	2020	2021	2020	2021	2020
SG&A as a % of revenue	10.8%	10.7%	10.9%	10.7%	10.5%	11.3%	10.6%	11.3%
SG&A as a % of gross profit	55.8	59.6	56.6	59.7	57.4	65.5	58.3	65.9
Operating profit as a % of revenue	8.0	6.6	7.8	6.6	7.2	5.2	7.0	5.0
Operating profit as a % of gross profit	41.3	36.9	40.3	36.8	39.6	30.2	38.6	29.3
Pretax margin	7.6	6.1	6.8	6.1	6.8	4.4	6.4	4.3
Net profit margin	5.5	4.4	5.0	4.4	4.9	3.2	4.7	3.1
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2021	2020	(Decrease)		2021	2020	(Decrease)
Revenues
New vehicle retail	$1,765.0	$1,822.6	(3.2)%		$5,566.6	$4,494.5	23.9%
Used vehicle retail	1,485.8	1,062.4	39.9		3,948.0	2,813.8	40.3
Finance and insurance	189.2	154.9	22.1		526.4	396.0	32.9
Service, body and parts	374.3	349.0	7.2		1,042.6	938.1	11.1
Total revenues	3,978.2	3,509.1	13.4		11,574.8	8,931.0	29.6

Gross profit
New vehicle retail	$213.9	$136.5	56.7%		$550.4	$302.9	81.7%
Used vehicle retail	172.0	141.5	21.6		472.1	327.0	44.4
Finance and insurance	189.2	154.9	22.1		526.4	396.0	32.9
Service, body and parts	201.5	189.5	6.3		563.7	493.8	14.2
Total gross profit	779.3	632.5	23.2		2,130.1	1,537.4	38.6

Gross margin
New vehicle retail	12.1%	7.5%	460	bps	9.9%	6.7%	320	bps
Used vehicle retail	11.6	13.3	(170)		12.0	11.6	40
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.8	54.3	(50)		54.1	52.6	150
Gross profit margin	19.6	18.0	160		18.4	17.2	120

Unit sales
New vehicle retail	39,886	46,161	(13.6)%		131,478	115,031	14.3%
Used vehicle retail	54,300	47,863	13.4		155,375	131,686	18.0

Average selling price
New vehicle retail	$44,251	$39,484	12.1%		$42,339	$39,072	8.4%
Used vehicle retail	27,362	22,196	23.3		25,409	21,368	18.9

Average gross profit per unit
New vehicle retail	$5,362	$2,956	81.4%		$4,186	$2,633	59.0%
Used vehicle retail	3,167	2,956	7.1		3,039	2,483	22.4
Finance and insurance	2,009	1,647	22.0		1,835	1,605	14.3
Total vehicle(1)	6,130	4,681	31.0		5,452	4,200	29.8
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2021	2020	2020
Days Supply(1)
New vehicle inventory	24	50	50
Used vehicle inventory	48	65	64
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of September 30, 2021
Current ratio	Not less than 1.10 to 1	1.91 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	6.91 to 1
Leverage ratio	Not more than 5.75 to 1	1.51 to 1

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$137.8	$160.1
Trade receivables, net	812.6	614.0
Inventories, net	2,012.6	2,492.9
Other current assets	112.5	70.6
Total current assets	$3,075.5	$3,337.6

Property and equipment, net	2,352.9	2,197.5
Intangibles	1,348.7	943.2
Other non-current assets	3,427.5	1,423.8
Total assets	$10,204.6	$7,902.1

Floor plan notes payable	1,018.3	1,797.2
Other current liabilities	1,163.5	682.5
Total current liabilities	$2,181.8	$2,479.7

Long-term debt	2,586.1	2,064.7
Other long-term liabilities and deferred revenue	858.9	696.2
Total liabilities	$5,626.8	$5,240.6

Stockholder's Equity	4,577.8	2,661.5
Total liabilities & stockholders' equity	$10,204.6	$7,902.1

LAD
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
	2021	2020
Net income	$770.1	$282.7
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	1.9	7.9
Depreciation and amortization	91.5	67.3
Stock-based compensation	25.6	17.2
Loss on redemption of senior notes	10.3	—
Loss on disposal of assets	(2.5)	(0.5)
Loss (gain) on sale of franchises	5.2	(1.4)
Unrealized investment loss	22.3	—
Deferred income taxes	25.6	6.8
Amortization of operating lease right-of-use assets	27.0	20.8
(Increase) decrease:
Trade receivables, net	(85.0)	(11.3)
Inventories	1,003.2	457.0
Other assets	(351.1)	(36.4)
Increase (decrease):
Floor plan notes payable, net	91.3	(128.0)
Trade payables	97.2	25.0
Accrued liabilities	236.9	66.8
Other long-term liabilities and deferred revenue	19.7	26.7
Net cash provided by operating activities	$1,989.2	$800.6

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
Net cash provided by operating activities	2021	2020
As reported	$1,989.2	$800.6
Floor plan notes payable, non-trade, net	(840.9)	(317.8)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(317.1)	(133.6)
Adjusted	$831.2	$349.2

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended September 30, 2021
	As reported	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Loss on redemption of senior notes	Adjusted
Asset impairments	$1.9	$(1.9)	$—	$—	$—	$—	$—

Selling, general and administrative	673.3	—	—	(3.4)	(6.3)	—	663.6

Operating income	479.5	1.9	—	3.4	6.3	—	491.1

Other income (expense), net	(25.7)	—	23.2	—	—	10.3	7.8

Income before income taxes	422.2	1.9	23.2	3.4	6.3	10.3	467.3
Income tax (provision) benefit	(113.2)	(0.5)	(6.2)	(0.9)	(1.4)	(2.7)	(124.9)
Net income	$309.0	$1.4	$17.0	$2.5	$4.9	$7.6	$342.4
Net income attributable to non-controlling interests	(1.1)	—	—	—	—	—	(1.1)
Net income attributable to LAD	$307.9	$1.4	$17.0	$2.5	$4.9	$7.6	$341.3

Diluted earnings per share attributable to LAD	$10.11	$0.05	$0.56	$0.08	$0.16	$0.25	$11.21
Diluted share count	30.5

	Three Months Ended September 30, 2020
	As reported	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$389.1	$(0.3)	$(0.6)	$388.2

Operating income	239.6	0.3	0.6	240.5

Income before income taxes	219.1	0.3	0.6	220.0
Income tax (provision) benefit	(60.3)	—	(0.1)	(60.4)
Net income	$158.8	$0.3	$0.5	$159.6

Diluted earnings per share	$6.86	$0.01	$0.02	$6.89
Diluted share count	23.1

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Nine Months Ended September 30, 2021
	As reported	Net disposal loss on sale of stores	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Loss on redemption of senior notes	Adjusted
Asset impairments	$1.9	$—	$(1.9)	$—	$—	$—	$—	$—

Selling, general and administrative	1,757.6	(5.2)	—	—	(5.0)	(17.9)	—	1,729.5

Operating income	1,164.2	5.2	1.9	—	5.0	17.9	—	1,194.2

Other income (expense), net	(14.6)	—	—	22.3	—	—	10.3	18.0

Income before income taxes	1,053.0	5.2	1.9	22.3	5.0	17.9	10.3	1,115.6
Income tax (provision) benefit	(282.9)	(1.4)	(0.5)	(6.0)	(1.4)	(4.5)	(2.7)	(299.4)
Net income	$770.1	$3.8	$1.4	$16.3	$3.6	$13.4	$7.6	$816.2
Net income attributable to non-controlling interests	(1.1)	—	—	—	—	—	—	(1.1)
Net income attributable to LAD	$769.0	$3.8	$1.4	$16.3	$3.6	$13.4	$7.6	$815.1

Diluted earnings per share attributable to LAD	$26.91	$0.13	$0.05	$0.57	$0.13	$0.47	$0.26	$28.52
Diluted share count	28.6

	Nine Months Ended September 30, 2020
	As reported	Net disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—

Selling, general and administrative	1,039.6	1.4	—	(6.1)	(1.6)	—	1,033.3

Operating income	462.1	(1.4)	7.9	6.1	1.6	—	476.3

Income before income taxes	391.6	(1.4)	7.9	6.1	1.6	—	405.8
Income tax (provision) benefit	(108.9)	0.4	(2.3)	(1.6)	(0.4)	(0.8)	(113.6)
Net income	$282.7	$(1.0)	$5.6	$4.5	$1.2	$(0.8)	$292.2

Diluted earnings per share	$12.18	$(0.04)	$0.24	$0.19	$0.05	$(0.03)	$12.59
Diluted share count	23.2

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$309.0	$158.8	94.6%	$770.1	$282.7	172.4%
Flooring interest expense	3.6	6.1	(41.0)	16.9	28.3	(40.3)
Other interest expense	28.0	16.6	68.7	79.6	50.4	57.9
Income tax expense	113.2	60.3	87.7	282.9	108.9	159.8
Depreciation and amortization	34.4	22.9	50.2	91.5	67.3	36.0
EBITDA	$488.2	$264.7	84.4%	$1,241.0	$537.6	130.8%

Other adjustments:
Less: flooring interest expense	$(3.6)	$(6.1)	(41.0)	$(16.9)	$(28.3)	(40.3)
Less: used vehicle line of credit interest	—	(0.1)	(100.0)	—	(0.5)	(100.0)
Add: acquisition expenses	6.3	0.6	950.0	17.9	1.6	1,018.8
Add: loss (gain) on divestitures	—	—	NM	5.2	(1.4)	NM
Add: investment loss	23.2	—	NM	22.3	—	NM
Add: insurance reserves	3.4	0.3	1,033.3	5.0	6.1	(18.0)
Add: loss on redemption of senior notes	10.3	—	NM	10.3	—	NM
Add: asset impairment	1.9	—	NM	1.9	7.9	NM
Adjusted EBITDA	$529.7	$259.4	104.2%	$1,286.7	$523.0	146.0%
NM - not meaningful

	As of				%
	September 30,				Increase
Net Debt to Adjusted EBITDA	2021		2020		(Decrease)
Floor plan notes payable: non-trade	$688.9		$1,293.2		(46.7)%
Floor plan notes payable	329.4		310.3		6.2
Used and service loaner vehicle inventory financing facility	—		357.0		(100.0)
Revolving lines of credit	404.8		47.5		752.2
Real estate mortgages	606.0		628.8		(3.6)
Finance lease obligations	54.1		132.4		(59.1)
5.250% Senior notes due 2025	—		300.0		(100.0)
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		—		NM
3.875% Senior notes due 2029	800.0		—		NM
Other debt	10.0		2.6		284.6
Unamortized debt issuance costs	(31.9)		(12.8)		149.2
Total debt	$3,811.3		$3,459.0		10.2%

Less: Floor plan related debt	$(1,018.3)		$(1,960.5)		(48.1)%
Less: Investment in floorplan offset accounts	(24.8)		—		—
Less: Cash and cash equivalents	(137.8)		(57.1)		141.3
Less: Availability on used vehicle and service loaner financing facilities	(707.1)		(72.0)		882.1
Net Debt	$1,923.3		$1,369.4		40.4%

TTM Adjusted EBITDA	$1,533.8		$655.3		134.1%

Net debt to Adjusted EBITDA	1.25	x	2.09	x